UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  May 16, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At a meeting of the Board of Directors of PureDepth, Inc. (the “Company”) on May 16, 2007, Thomas L. Marcus was appointed from independent director to the position of Chairman of the Board. Mr. Marcus replaces David Hancock, who remains as a director on the Company’s Board. At the meeting, John Floisand was appointed from member to Chairman of the Compensation Committee of the Board, replacing Mr. Marcus in such capacity.

In addition, Mr. Marcus shall also work as an interim officer of the company with the Company’s Chief Executive Officer, Mr. Fred Angelopoulos, on various strategic and corporate matters. Messrs. Marcus and Angelopoulos will each report directly to the Board.

A copy of the press release dated May 22, 2007 related to the foregoing disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: May 22, 2007	By:	/s/ Fred Angelopoulos
FRED ANGELOPOULOS Chief Executive Officer